                            CELLGATE TECHNOLOGIES LLC

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998
                                    (AUDITED)

                  NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

                                TABLE OF CONTENTS



INDEPENDENT ACCOUNTANTS' REPORT

FINANCIAL STATEMENTS

         BALANCE SHEETS                                                   1

         STATEMENTS OF OPERATIONS                                         2

         STATEMENTS OF CHANGES IN MEMBERS' CAPITAL (DEFICIT)              3

         STATEMENTS OF CASH FLOWS                                         4

         NOTES TO FINANCIAL STATEMENTS                                 5 - 13

                         INDEPENDENT ACCOUNTANTS' REPORT


The Board of Directors
CellGate Technologies LLC
Boca Raton, Florida

We have audited the accompanying balance sheets of CellGate Technologies LLC as of December 31, 1999 and 1998, and the related statements of operations, changes in members' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CellGate Technologies LLC as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, on November 16, 2000, the Company executed an agreement to sell substantially all of its assets and assign certain of its liabilities.



                        /s/ SCHMIDT, RAINES, TRIESTE,
                             DICKENSON & ADAMS, P.L.


December 11, 2000
Boca Raton, Florida

                        CELLGATE TECHNOLOGIES LLC
                             BALANCE SHEETS


                                                                             December 31       December 31,       September 30,
                                                                                1999              1998               2000
                                                                          ----------------  -----------------   ----------------
                                                                                                                  (Unaudited)
                                 ASSETS
                                 ------

Current assets:
Cash                                                                      $       748,298   $        569,992    $       151,516
Accounts receivable                                                                27,311                467              9,200
Deposits                                                                          303,146                  -             14,234
Investments                                                                             -          2,002,567                  -
Inventory                                                                          63,225                  -                  -
                                                                          ----------------  -----------------   ----------------
                                                                                1,141,980          2,573,026            174,950
                                                                          ----------------  -----------------   ----------------

Furniture, fixtures and leasehold improvements, net                                 8,384                  -             15,886
                                                                          ----------------  -----------------   ----------------

                                                                          $     1,150,364   $      2,573,026    $       190,836
                                                                          ================  =================   ================

               LIABILITIES AND MEMBERS' CAPITAL (DEFICIT)
               ------------------------------------------

Current liabilities:
Accounts payable                                                          $         1,359   $             -     $       567,121
Accrued expenses                                                                  349,159            194,766            298,841
Notes payable                                                                          -                  -             350,000
                                                                          ----------------  -----------------   ----------------
                                                                                  350,518            194,766          1,215,962
                                                                          ----------------  -----------------   ----------------

Members' capital (deficit)                                                        968,992          2,378,260         (1,005,126)
Notes receivable from members                                                    (169,146)                 -            (20,000)
                                                                          ----------------  -----------------   ----------------
                                                                                  799,846          2,378,260         (1,025,126)
                                                                          ----------------  -----------------   ----------------

                                                                          $     1,150,364   $      2,573,026    $       190,836
                                                                          ================  =================   ================


   The accompanying notes are an integral part of these financial statements.

                            CELLGATE TECHNOLOGIES LLC
                            STATEMENTS OF OPERATIONS


                                                       For the years ended            For the nine months ended
                                                           December 31,                     September 30,
                                                 --------------------------------  --------------------------------
                                                      1999             1998             2000             1999
                                                 ---------------  ---------------  ---------------  ---------------
                                                                                    (Unaudited)
Sales revenue                                    $       31,709   $            -   $       42,696   $            -

Cost of sales                                            47,447                -          480,638                -
                                                 ---------------  ---------------  ---------------  ---------------

        Gross margin                                    (15,738)               -         (437,942)               -
                                                 ---------------  ---------------  ---------------  ---------------

General and administrative expenses:
     Product development                                373,112          180,000                -          361,355
     Service development                                857,461          332,427          391,283          650,485
     Salaries and employee benefits                     538,365           21,837          945,933          366,761
     Consulting                                         172,348            2,709          110,118          141,849
     Sales and support services                         124,138                -           19,250           91,639
     Communications links and software                   99,166                -          171,650           42,040
     Legal and accounting                                26,043           72,179           42,296           12,275
     Travel and entertainment                            59,280            2,958          110,978           45,428
     Marketing                                           26,343                -           90,959           21,091
     Repairs and maintenance                             24,370                -           13,307                -
     Office rent                                         34,541                -           39,726           26,237
     Other expenses                                     115,866           11,112          169,675           95,882
                                                 ---------------  ---------------  ---------------  ---------------
                                                      2,451,033          623,222        2,105,175        1,855,042
                                                 ---------------  ---------------  ---------------  ---------------

        Operating loss                               (2,466,771)        (623,222)      (2,543,117)      (1,855,042)

Other income (expenses):
     Interest income                                     60,194            2,715           12,026           52,197
     Interest expense                                         -           (2,111)         (12,226)               -
     Depreciation                                        (3,941)               -           (8,461)          (2,652)
                                                 ---------------  ---------------  ---------------  ---------------
                                                         56,253              604           (8,661)          49,545
                                                 ---------------  ---------------  ---------------  ---------------

Net loss                                         $   (2,410,518)  $     (622,618)  $   (2,551,778)  $   (1,805,497)
                                                 ===============  ===============  ===============  ===============


   The accompanying notes are an integral part of these financial statements.

 CELLGATE TECHNOLOGIES LLC

               STATEMENTS OF CHANGES IN MEMBERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000


Balance at January 1, 1998                                                $                -

            Capital contributions                                                  3,000,878

            Net loss                                                                (622,618)
                                                                         -------------------

Balance at December 31, 1998                                                       2,378,260

            Capital contributions                                                  1,001,250

            Notes receivable from members                                           (169,146)

            Net loss                                                              (2,410,518)
                                                                         -------------------

Balance at December 31, 1999                                                         799,846

            Capital contributions (unaudited)                                        746,806

            Note receivable from members (unaudited)                                 (20,000)

            Net loss (unaudited)                                                  (2,551,778)
                                                                         -------------------

Balance at September 30, 2000 (unaudited)                                 $       (1,025,126)
                                                                         ===================



   The accompanying notes are an integral part of these financial statements.

                            CELLGATE TECHNOLOGIES LLC
                            STATEMENTS OF CASH FLOWS


                                                           For the years ended              For the nine months ended
                                                               December 31,                       September 30,
                                                    ---------------------------------  -----------------------------------
                                                         1999              1998             2000               1999
                                                    ---------------   ---------------  ---------------   -----------------
                                                                                                  (Unaudited)
OPERATING ACTIVITIES
--------------------
Net loss                                            $   (2,410,518)   $     (622,618)  $   (2,551,778)   $     (1,805,497)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation                                                 3,941                 -            8,461               2,652
(Increase) decrease in:
Accounts receivable                                        (26,844)             (467)          18,111              (1,701)
Inventory                                                  (63,225)                -           63,225            (323,846)
Increase (decrease) in:
Accounts payable                                             1,359                 -          565,762               4,059
Accrued expenses                                           154,393           194,766          (50,318)            111,632
                                                    ---------------   ---------------  ---------------   -----------------

   Net cash used in operating activities                (2,340,894)         (428,319)      (1,946,537)         (2,012,701)
                                                    ---------------   ---------------  ---------------   -----------------

INVESTING ACTIVITIES
--------------------
Purchase of equipment                                      (12,325)                -          (15,963)            (12,325)
Proceeds from sale of investments                        2,002,567                 -                -           1,703,372
Purchase of investments                                          -        (2,002,567)               -                   -
Deposits on equipment purchases                           (303,146)                -          288,912                (411)
                                                    ---------------   ---------------  ---------------   -----------------

   Net cash provided by (used in)
      investing activities                               1,687,096        (2,002,567)         272,949           1,690,636
                                                    ---------------   ---------------  ---------------   -----------------

FINANCING ACTIVITIES
--------------------
Capital contributions                                      832,104         3,000,878          726,806                   -
Proceeds from issuance of notes payable                          -                 -          350,000                   -
                                                    ---------------   ---------------  ---------------   -----------------

   Net cash provided by financing activities               832,104         3,000,878        1,076,806                   -
                                                    ---------------   ---------------  ---------------   -----------------

Net increase (decrease) in cash                            178,306           569,992         (596,782)           (322,065)

Cash, begining of period                                   569,992                 -          748,298             569,992
                                                    ---------------   ---------------  ---------------   -----------------

Cash, end of period                                 $      748,298    $      569,992   $      151,516    $        247,927
                                                    ===============   ===============  ===============   =================


   The accompanying notes are an integral part of these financial statements.

                            CELLGATE TECHNOLOGIES LLC
                          NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE
           NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 IS UNAUDITED)


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------------

     Nature of Business
     ------------------

         CellGate Technologies LLC (the Company), a Delaware limited liability company, was formed on September 18, 1997. The Company is engaged in providing wireless internet protocol ("IP") services for transaction processing in the financial services industry through a proprietary wireless IP adapter.

         Since commencement of operations through November 1999, the Company had been engaged in product development and market testing of its services. Sales began in December 1999. Therefore, the accompanying statement of operations for the year ended December 31, 1999 reflects only one month of sales revenue.

         On November 16, 2000, the Company sold substantially all of its assets and assigned certain of its liabilities to U.S. Wireless Data, Inc. ("U.S. Wireless"), a publicly traded entity. The total purchase price included $1,000,000 in cash and 562,500 shares of the common stock of U.S. Wireless (see Note 8). As a result of this transaction, the Company now operates as an investment company and consulting firm.

     Significant Accounting Policies
     -------------------------------

         Estimates
         ---------

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Cash
         ----

              Cash includes amounts held in escrow relating to certain lease agreements. At September 30, 2000, total cash held in escrow totaled $143,667 (unaudited).

         Accounts receivable
         -------------------

              No allowance for doubtful accounts is provided, as all receivables are considered collectible.

         Investments
         -----------

              The Company invests in short-term commercial paper with maturities ranging from six to twelve months.

         Inventory
         ---------

              Inventory is stated at the lower of cost (first-in, first-out method) or market.

                            CELLGATE TECHNOLOGIES LLC
                          NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE
           NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 IS UNAUDITED)


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------------------

         Furniture, fixtures and leasehold improvements
         ----------------------------------------------

              Furniture, fixtures and leasehold improvements are recorded at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the useful life of the improvements or the term of the lease, whichever is less.

         Revenue Recognition
         -------------------

              Revenue is recognized when earned. For service and transaction fees, customers are billed under specific contract provisions and revenue is recognized in accordance with such provisions. Revenue from sales of products is generally recognized upon shipment of the units.

         Income Taxes
         ------------

              The Company, with the consent of its members, has elected under the Internal Revenue Code to be treated as a partnership. In lieu of corporation income taxes, the members of a limited liability company (partnership election) are taxed on their pro rata share of the Company's income, expenses, gains, and losses on their individual income tax returns. Therefore, no provision or liability for Federal or state income taxes has been included in the accompanying financial statements.

         Advertising Costs
         -----------------

              Advertising costs are charged to operations when incurred. Advertising expense for the years ended December 31, 1999 and 1998 amounted to $9,038, and $0, respectively. Advertising expense for the nine months ended September 30, 2000 totaled $32,050 (unaudited).

NOTE 2- FURNITURE, FIXTURES AND LEASEHOLD IMPROVEMENTS
------------------------------------------------------

     The following is a summary of the Company's furniture, fixtures and leasehold improvements:

                                                                                         September 30,      Useful Life/
                                                December 31          December 31             2000            Lease Term
                                                    1999               1998               (unaudited)        (in years)
                                              ----------------    ----------------    ------------------    --------------
     Furniture and fixtures                   $     8,400                   -              22,005                 3
     Leasehold improvements                         3,925                   -               6,283                 2
                                              ----------------    ----------------    ------------------
                                                   12,325                   -              28,288
     Less: accumulated depreciation                (3,941)                  -             (12,402)
                                              ----------------    ----------------    ------------------
                                              $     8,384                   -              15,886
                                              ================    ================    ==================

                            CELLGATE TECHNOLOGIES LLC
                          NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE
           NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 IS UNAUDITED)



NOTE 3- AGREEMENTS
------------------

     The Company has an exclusive contract with Tellus Technology Inc. ("Tellus") for the development and manufacture of wireless IP modem adapters. The agreement calls for the Company to pay Tellus non-recurring development fees, software development fees and to reimburse Tellus for certain development personnel expenses incurred. The agreement also describes pricing terms and conditions for the sale of the wireless IP modem adapters to the Company. Pricing is dependent upon quantities purchased and delivery periods as described in Note 5. The term of the contract is through February 2002, unless terminated earlier in accordance with the provisions of Article 10 of the agreement.

     The Company has contracted with Williams Technology Solutions ("Williams") to develop and manage the Company's network and server systems. The Company owns all equipment and software and contracts directly with the various communication carriers for communication links. Williams provides the personnel to develop server software and to operate the Company's systems on a 24 hours a day, 7-days per week basis. The Company's servers reside in the Williams facility in Earth City, Missouri. This facility is a communications center with full diversity for all communications connections and generator back up for power. The term of this contract is three years with a 30-day cancellation option. The Company has the option to hire the Williams staff if the Company desires to assume operational responsibility for the network and servers.

     The Company has three agreements with AT&T Wireless Data, Inc. ("AT&T Wireless"). The Intellectual Property License Agreement grants the Company a non-exclusive license to the proprietary technology of AT&T Wireless. Subject to the terms of this agreement, the Company will own the rights to any developed or enhanced technology that takes place during the four-year term of the contract. In addition, AT&T Wireless cannot license the patents to a third party for four years from commercial launch of the wireless IP modem adapters. The contract calls for the Company to maintain a comprehensive general liability insurance policy of at least $2 million during the term of the contract. The CDPD Value Added Reseller Agreement sets forth the pricing of AT&T Wireless services to the Company such as line access fees, usage charges, and volume discounts. The term of this agreement is through 2001 and is renewable thereafter on a month-to-month basis. The Data Marketing Agreement designates the Company as a reseller of AT&T Wireless Data services.

     Refer to Note 8 for discussion on the assignment by the Company and assumption of the above-mentioned contracts by U.S. Wireless in connection with its purchase of the Company's business.


NOTE 4- ALLOCATION OF PROFITS AND LOSSES
----------------------------------------

     In accordance with section 6.01(a) of the Amended and Restated Limited Liability Company Agreement (the Agreement), profits and losses shall be allocated each fiscal year according to the number of membership units owned as reflected in the books and records of the Company; provided, however, that no loss will be allocated to any member for any fiscal year to the extent that such a loss would create or increase a deficit in such member's "adjusted capital account" (as this term is defined in the Agreement), and such loss will instead be allocated to other members according to the number of

                            CELLGATE TECHNOLOGIES LLC
                          NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE
           NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 IS UNAUDITED)




NOTE 4- ALLOCATION OF PROFITS AND LOSSES (CONTINUED)
----------------------------------------------------

     membership units owned by such other members to the extent that such allocation will not create or increase a deficit in such other members' adjusted capital accounts. There are other provisions under section 6.01 applicable to profit and loss allocations as more fully described in the Agreement and the amendments thereto.

     In accordance with section 14.02 of the Agreement, in the event of dissolution or discontinuance of the core business of the Company, the assets and funds of the Company available for distribution to members after payment of/provision for all debts and liabilities of the Company and the allocation of all gains and losses on the disposition of assets or the settlement of liabilities, including debts and liabilities to members, will, to the extent that the same are sufficient therefor, be paid and applied in payment of the respective capital accounts of the members, without preference as to class, pro rata as to such capital accounts if the funds available are not sufficient to discharge the capital accounts of all members. No member may receive any portion of the capital account of another member.

     In accordance with section 6.03 of the Agreement, interim distributions, if made, will be allocated according to the number of membership units owned, as reflected in the books and records of the Company.


NOTE 5- NOTES PAYABLE (UNAUDITED)
---------------------------------

     The following is a summary of notes payable (unaudited) as of September 30, 2000:

     Unsecured note payable to a member of the Company, due on
     demand. The  applicable rate of interest is 12% per annum.         $250,000

     Note payable to a member of the Company, with principal and interest payments due on the earlier of October 1, 2000 or the date upon which the Company secures additional funding. Interest is payable at 12% per annum. The note is collateralized by the
     Company's accounts receivable.                                      100,000
                                                                      ----------

                                                                        $350,000
                                                                      ==========

     Total interest accrued on the above notes as of September 30, 2000 was $12,226 (unaudited). The Company repaid these borrowings in October 2000 and November 2000.


NOTE 6- COMMITMENTS
-------------------

     The Company leases its office space in Boca Raton, Florida under a non-cancelable sublease agreement, which expires on January 28, 2001. The agreement calls for a minimum monthly rental payment of $2,192 including sales taxes. Rental expense for the year ended December 31, 1999 and the nine months ended September 30, 2000 amounted to $29,898 and $33,144 (unaudited), respectively.

                            CELLGATE TECHNOLOGIES LLC
                          NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE
           NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 IS UNAUDITED)


NOTE 6-COMMITMENTS (CONTINUED)
------------------------------

     Minimum future lease payments under this sublease for each of the next two years and in the aggregate are as follows:

         For the year ending December 31,
         --------------------------------
                       2000                          $        44,658
                       2001                                    3,904
                                                      ------------------

                                                     $        48,562
                                                      ==================

     On July 29, 1999, the Company entered into a Master Purchase and Lease Agreement with Tellus Technology Inc. (Tellus) and Varilease Corporation (Varilease) in which Tellus agrees to sell to Varilease and Varilease agrees to lease to the Company wireless IP modem adapters (the Equipment Units). In connection therewith, the Company entered into a separate Master Lease Agreement with Varilease to lease Equipment Units. On December 7, 1999, the Company leased 849 Equipment Units from Varilease at a total cost of $191,025. The terms of the lease agreement call for monthly lease rental payments of $6,269 for a period of 30 months. At the end of the period, and under the terms specified in the agreement, the Company may either purchase the Equipment Units (at prices to be determined by the parties), extend the lease for an additional twelve months (at specified rates), or return the Equipment Units. While in its possession, the Company bears the risk of loss for any damaged Equipment Units.

     The Company leases equipment under various other non-cancelable operating leases with terms that expire through December 2002. The leases call for minimum monthly rent payments plus sales and use taxes. The leased equipment includes personal computers, computer servers, telephone systems, and photocopiers. Total rental expense, in the aggregate, for the year ended December 31, 1999 and for the nine months ended September 30, 2000 amounted to $23,497 and $40,474 (unaudited), respectively. Minimum future lease payments at December 31, 1999 under these leases for each of the next three years and in the aggregate are as follows:

         For the year ending December 31,
         --------------------------------
                       2000                           $       118,582
                       2001                                   110,701
                       2002                                    52,782
                                                      ------------------

                                                      $       282,065
                                                      ==================

                            CELLGATE TECHNOLOGIES LLC
                          NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE
           NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 IS UNAUDITED)


NOTE 6-COMMITMENTS (CONTINUED)
------------------------------

     In connection with the agreement with Tellus described in Note 3, the Company has, through the issuance and acceptance of purchase orders committed to purchase 19,000 wireless IP modem adapters at $195 per modem. These modems are deliverable within eighteen months of successful completion of the "critical design review", as that term is defined in the Tellus agreement. This commitment is backed by an irrevocable standby letter of credit for $3,700,000, which the Company obtained in February 2000. As of the nine months ended September 30, 2000, the Company had leased from Varilease 9,800 of the 19,000 Equipment Units at a total cost of $2,115,000 (unaudited). The terms of the lease call for monthly lease rental payments of $73,053 (unaudited) for a period of 30 months. The Company is committed to lease the remaining 9,200 Equipment Units before December 31, 2000. The $3,700,000 letter of credit expired on September 30, 2000. In the event the Company does not take delivery of at least 100,001 modems within the initial thirty-six months, pricing of the modems will be adjusted up to a maximum of $225 per modem and an appropriate adjustment charge for the actual number of modems delivered will be charged to the Company.

     Refer to Note 8 for discussion on the assignment by the Company and assumption of the above commitments by U.S. Wireless in connection with its purchase of the Company's business.


NOTE 7- CONTINGENCIES
---------------------

     In connection with the Company's Data Marketing Agreement with AT&T Wireless, the Company is required to pay a marketing and support services fee in the amount of $500,000 on the last day of the 36th month following "commercial launch", as defined in the CDPD Value Added Reseller Agreement ("VAR Agreement"), in the event that the Company has not achieved at least 40,000 active "end users", as defined in the VAR Agreement, as of such date. Moreover, the Company, within one year of the date of the VAR Agreement, shall maintain a minimum of 500 active numbers. Within eighteen months of the date of the VAR Agreement, the Company shall maintain a minimum of 10,000 active numbers. Within two years of the date of the VAR Agreement, the Company shall maintain a minimum of 20,000 active numbers. If such minimums are not met, the Company will not be eligible for the Customer Rate Plan and will receive service on the Standard VAR Rate Plan, as defined in the VAR Agreement. If the Company fails to meet a minimum number requirement on a date as set forth in the VAR Agreement, but does meet a subsequent minimum number requirement, the Company will become eligible for the Customer Rate Plan following its satisfaction of the subsequent minimum number requirement. In addition, failure to meet minimum number requirements shall give rise to AT&T Wireless' right to terminate under section 7.2 of the VAR Agreement.

     The Company and Heartland Card Services LLC ("Heartland") are parties to a Member Service Agreement ("MS Agreement") in which the Company provides to Heartland wireless modem adapters, access to the AT&T Wireless technology, and access to other merchant wireless data services through intercarrier agreements. In connection with this agreement, Heartland is required to maintain active a certain number of wireless modem adapters during certain periods after commercial launch. If Heartland does not meet those minimums, the Company may, at its option, each month charge Heartland an amount equal to the difference in number in such month between actual active wireless

                            CELLGATE TECHNOLOGIES LLC
                          NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE
           NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 IS UNAUDITED)


NOTE 7- CONTINGENCIES (CONTINUED)
---------------------------------

     modem adapters and the required minimum, times an amount equal to the Company's cost of acquiring or leasing such wireless modem adapters.

     Refer to Note 8 for discussion on the assignment by the Company and assumption of the above contingencies by U.S. Wireless in connection with its purchase of the Company's business.


NOTE 8 - SUBSEQUENT EVENT--SALE OF COMPANY'S BUSINESS (UNAUDITED)
-----------------------------------------------------------------

     On November 16, 2000, the Company sold substantially all of its assets and assigned certain of its liabilities to U.S. Wireless Data, Inc. ("U.S. Wireless"), a publicly-traded entity primarily engaged in providing wireless payment processing solutions to businesses. The total purchase price included $1,000,000 in cash and 562,500 shares of the common stock of U.S. Wireless. The sale generally included all the assets and substantially all liabilities of the Company as of September 30, 2000. The liabilities retained by the Company include a certain promissory note for $250,000 to a member (see Note 5), and any other loans or payables to affiliates of the Company or their related parties, other than those pursuant to the AT&T license agreements and that certain promissory note for $100,000 to a member (see Note 5). With respect to those liabilities that remain with U.S. Wireless, all contracts, commitments, and contingencies associated with such liabilities have been assumed by and proper consents granted to U.S. Wireless, except for the Heartland MS Agreement described in Note 7. U.S. Wireless has assumed the MS Agreement but consent has not been granted. The Company has been relieved of this contract liability as part of the asset purchase agreement. U.S. Wireless assumed employment obligations of the Company's employees for a period of ten business days following the closing date of the asset purchase agreement. After such period, individuals to whom U.S. Wireless has not extended employment offers will be considered terminated, and U.S. Wireless will have ten business days to pay to the Company any amounts required to satisfy all severance obligations listed under section 6.03 of the asset purchase agreement.

     The total purchase price of $1,000,000 and 562,500 shares of U.S. Wireless common stock is subject to a "price adjustment", defined as follows: if the average closing price of the common stock for the 20 consecutive trading days ending with the trading day immediately preceding the date one year from the closing date is less than $16 per share as adjusted for any stock splits, stock dividends or similar events, then U.S. Wireless will pay an additional amount equal to the number of "remaining shares" (as this term is defined in the asset purchase agreement) multiplied by the amount, if any, not to exceed $10.00, by which such average closing price is less than $16.00. No less than 50 percent of the adjustment amount shall be paid in cash, and the balance shall be paid either in cash or in shares of U.S. Wireless common stock having a value, based on such average closing price (provided that such average closing price for such purposes shall not be less than $6 per share), equal to the amount of such balance not paid in cash.

     U.S. Wireless has the option, exercisable at any time and from time to time by two business days prior written notice, to purchase all or a portion of the remaining shares at a price of $32 per share (subject to adjustment for stock splits, stock dividends, and similar events), payable in cash.

                            CELLGATE TECHNOLOGIES LLC
                          NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE
           NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 IS UNAUDITED)


NOTE 8 - SUBSEQUENT EVENT--SALE OF COMPANY'S BUSINESS (UNAUDITED) (CONTINUED)
-----------------------------------------------------------------------------

     Article III of the asset purchase agreement between the Company and U.S. Wireless details all representations and warranties of the Company in connection with the sale transaction. Provisions under Article III include a statement that there are no actions or proceedings pending or threatened against, relating to or affecting the Company with respect to its business or any of its assets and properties. Article V of the asset purchase agreement addresses certain covenants of the Company. Provisions under
     Article V include statements whereby the Company (a) for a period of at least thirteen months from and after the closing date, shall not wind up, liquidate or dissolve; and (b) shall change its name to one that does not include the name "Cellgate" or any similar name.

     Refer to Articles III and V of the asset purchase agreement for a complete description of all representations, warranties, and covenants of the Company.


NOTE 9- RELATED PARTY TRANSACTIONS
----------------------------------

     The Company has contracted with Noblett & Associates, Inc. ("Noblett"), a member of the Company, for consulting services involving sales support, product development, contract negotiation, and other services. For the year ended December 31, 1999 and the nine months ended September 30, 2000, total consulting fees paid to Noblett were $196,908 and $103,148 (unaudited), respectively. The consulting services contract with Noblett expired on December 4, 2000.

     In connection with the various agreements with AT&T Wireless, a member of the Company, payments to AT&T Wireless for license, marketing, and technology access fees for the year ended December 31, 1999 and the nine months ended September 30, 2000 amounted to $2,937 and $40,801 (unaudited), respectively.


NOTE 10- NOTES RECEIVABLE FROM MEMBERS
--------------------------------------

     At December 31, 1999, the Company held six promissory notes with balances totaling $169,146 from members of the Company. Of these six members, five are also employees of the Company. The notes, which were a result of the capital notice that raised $1,001,250, do not bear interest and are payable in installments all of which are due through February 2000. At September 30, 2000, the Company held one promissory note for $20,000 (unaudited) from a member of the Company.


NOTE 11- MEMBERS' CAPITAL
-------------------------

     At December 31, 1999 and September 30, 2000, total units authorized and issued totaled 111,350 and 121,113 (unaudited), respectively. At December 31, 1999, total units authorized but not issued amounted to 9,033. For the nine months ended September 30, 2000, 2,866 options (unaudited) to purchase Company units at $100 per unit were exercised by a member of the Company; 4,000 units with no value (unaudited) were granted to new employees; 2,897 units (unaudited) at $100 per unit were issued as a result of a capital notice; and 5,000 options (unaudited) to purchase Company units at

                            CELLGATE TECHNOLOGIES LLC
                          NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE
           NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 IS UNAUDITED)


NOTE 11- MEMBERS' CAPITAL (CONTINUED)
-------------------------------------

     $100 per unit were issued to a third party in exchange for a service guarantee. These options expire in September 2001. Units authorized but not issued in connection with the Company's Membership Unit Incentive Plan totaling 1,667 at December 31, 1999 will be retired.


NOTE 12- CONCENTRATIONS
-----------------------

     The Company is indirectly reliant on one supplier, Tellus Technology, Inc. that develops and manufactures the wireless modem adapters. As provided for in the Company's agreement with Tellus, Tellus shall use its best efforts to secure an agreement with Universal Scientific Industry, Ltd. that should provide the Company a continuing source of wireless IP modem adapters in the event that Tellus is unable to meet its obligations under the agreement.